Exhibit 10.98

THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (the “Third Amendment”), dated December 20, 2002, is made by and between BRIGHTON ENTERPRISES. LLC, a California limited liability) company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200. Santa Monica. California 90401, and KENNEDY-WILSON, INC., a Delaware corporation (“Tenant”), with offices at 9601 Wilshire Boulevard, Suites 200, and GL-15A/GL-9, Beverly Hills, California 90210.

WHEREAS,

A.                                    Wilshire-Camden Associates. a California limited partnership (“Wilshire-Camden”) Landlord’s predecessor-in-interest, pursuant to the provisions of that certain written Office Lease, dated August 19, 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999, and that certain Termination Agreement dated October 19, 1999 (collectively, the “Lease”), leased to Tenant, and Tenant leased from Wilshire-Camden space in the property located at 9601 Wilshire Boulevard, Beverly. Hills, California 0210 (the “Building”), commonly known as Suites 210 (the entire second noon. and Suite GL-15A/GL-9 (the “Original Premises”);

B.                                    On or about December 20, 2001, Landlord acquired all of Wilshire-Camden’s interest, right and title in and to the Building, becoming successor-in-interest to Wilshire-Camden under the Lease;

C.                                    During the initial Term of the Lease for the Original Premises, Tenant wishes to modify its occupancy within the Building. (i) to temporarily return a portion of space on the second floor (“Construction Area”) for Landlord to complete certain tenant improvements within the Construction Area, (ii) to surrender Suite GL-15A/G1.-9 on the Construction Area Surrender Date (as defined below I, (iii) to continue to occupy the remaining portion of space on the second door (the “Suite 200 Portion”) until the substantial completion of the tenant improvements in the Construction Area, and (iv) for Tenant to surrender the Suite 200 Portion upon the substantial completion of the tenant improvements within the Construction Area and thereafter occupy the Construction Area (which shall be re-named as “Suite 220”), which modification Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this Third Amendment;

D.                                    Landlord shall commence to construct a demising wall separating the Stine 200 Portion from the Construction Area, which Construction Area shall be renamed as “Suite 22(1” as shown on Exhibit A-1 and perform certain other improvements in Suite 220, pursuant to Exhibit B attached hereto and made a part hereof;

E.                                     The initial Term of the Lease for the Original Premises expires August 31, 2003 (“Original Expiration Date”);

F.                                      Landlord and Tenant wish (i) to accelerate the expiration of the initial Term so that the Lease for the Original Premises expires one (1) day prior to the Suite 220 Effective Date (collectively, the “Revised Expiration Date” as defined in Paragraph 3.1 below), and (ii) to extend the Lease with respect to Suite 220 only for a seven (7) year term commencing on the Suite 220 Effective Date; and

G.                                    Landlord and Tenant, for their mutual benefit, wish to revise certain covenants and provisions of the Lease.

NOW, THEREFORE, In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby., acknowledge, Landlord and Tenant agree:

1.                                      Confirmation of Defined Terms.  Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Third Amendment.

2.                                      Decrease in Size of Original Premises.

2.1                               Construction Area/Suite 220.  On the later of March15, 2003 or the date that possession of Suite 220 (Construction Area) is delivered by Tenant to Landlord (the “Construction Area Surrender Date”) Tenant agrees to relocate Tenant’s furniture, fixtures equipment and personal property from the Construction Area to the Suite 200 Portion and to tender possession of the Construction Area to Landlord, to accommodate Landlord’s construction of demising wall separating the Suite 200 Portion from the Construction Area and Landlord’s construction of certain other improvements in the Construction Area (Suite 220), pursuant to Exhibit B attached hereto and made a part hereof.  Landlord and Tenant agree to confirm the Construction Area Surrender Date by the execution a confirmation letter agreement to that effect.

2.2                               Surrender of Suite GL-15A/GL-9.  Tenant shall vacate Suite GL-15A/GL-9 on the Construction Area Surrender Date and shall tender possession thereof to Landlord in good condition and repair (reasonable wear and tear excepted), broom-clean, free of Tenant’s furniture , fixtures, equipment, personal property and debris.  If Tenant vacates GL-15A/GL-9 , but leaves any property, trash or debris therein, or if there is any damage to GL-15A/GL-9  beyond reasonable wear and tear, then the costs incurred by Landlord in the removal or repair of such items, as the case may be, shall be billed directly to Tenant as Additional Rent.

2.3                               Rentable Area of the Suite 200 Portion.  Effective on the Construction Area Surrender Date: (i) the Rentable Area of the Original Premises shall be decreased from approximately 27,043 square feet to approximately 16, 500 square feet; and (ii) the definition of the Original Premises shall be revised to exclude the Construction Area and Suite GL-15A/GL-9, and wherever in the Lease the word Premises is found, it shall thereafter refer to the suite 200 Portion.  The Base Rent and Tenant’s Percentage Share of increases of Property Taxes and Operating Expenses for the Suite 200 Portion shall be revised subject to the terms of Paragraphs 5. 6 and 7 of this Third Amendment.

2.4                               Surrender of the Suite 200 Portion.  In consideration of Landlord’s substantial completion of the Improvements for Suite 220 and Tenant’s obligation to take possession of Suite 220. Tenant shall vacate the Suite 200 Portion on or before the Suite 220 Effective Date (as defined iii Paragraph 3.2 below) and shall tender possession thereof to Landlord in good condition and repair (reasonable wear and tear excepted), broom-clean, free of Tenant’s furniture, fixtures_ equipment, personal property and debris. If Tenant vacates the Suite 200 Portion, but leaves any property, trash or debris therein, or if there is any damage to the Suite 200 Portion beyond reasonable wear and tear, then the costs incurred by Landlord in the removal or repair of such items, as the case maybe, shall be billed directly to Tenant as Additional Rent.

2.5                               Re-measurement of Suite 220.

Since Suite 220 is not yet fully demised, once the exact location of the demising walls is established and Landlord substantially completes the Improvements as set forth in Exhibit B attached hereto and made a part hereof, Landlord and Tenant agree that a recalculation of the Rentable Area of the Suite 220 shall be made by Stevenson Systems, Inc., an independent planning firm, in accordance with the June, 1996 standards set forth by BOMA. Such determination shall be determinative unless patently unreasonable.

Landlord and Tenant further agree that the Rentable Area of Suite 220 shell be calculated on the basis of 1.2277 times the estimated Usable Area, regardless of what actual common areas of the Building may be, or whether they may be more or less than 22.77% of the total estimated Usable Area of the Building, and is provided solely to give a general basis for comparison and pricing of this space in relation to other spaces in the market area.

Landlord and Tenant further agree that once the Rentable Area and Usable Area of Suite 220 has been determined as specified hereinabove, even if later either party alleges that the actual Rentable Area or Usable Area of Suite 229 is more or less than the figures stated herein; and whether or not such figures are inaccurate, for all purposes of the Lease. The Rentable and Usable figures agreed upon shall be conclusively deemed to be the Rentable Area or Usable Area of Suite 220 as the case may be.

If the Rentable Area of Suite 220 is increased or decreased pursuant to this Paragraph 2.5, then effective as of the Suite 220 Effective Date, the initial Base Monthly Rent payable for Suite 220 shall be recalculated based on $3.30 per square foot of Rentable Ares, per month.

If the Rentable Area of Suite 220 is increased or decreased, pursuant to the provisions of this Paragraph 2.5, then the increases in Base Rent shall be appropriately increased or decreased to result in an increase in said Base Rent of three percent (3%) per annum, cumulative over the Suite 220 Term.

If the Usable Area of Suite 220 is increased or decreased pursuant to this Paragraph 2.3, then Tenant’s Percentage Share of Property Taxes and Operating Expenses shall be increased or decreased equally, by dividing the newly calculated Usable Area of Suite 220 by the Usable Area of the Building (approximately 265,105 square feet).

Notwithstanding anything to the contrary contained herein, if the Usable Area of Suite 220 is increased or decreased, pursuant to the provisions of this Paragraph 2.5 then the total number of parking permits to which Tenant shall be entitled shall be proportionately adjusted subject the Paragraph 7 below.

3.                                      Lease Term.

3.1                               Original Premises Acceleration of Original Expiration Date. The Original Expiration Date is hereby accelerated so that the Lease the Original Premises shall expire on the “Revised Expiration Date” which is defined as one (1)day prior to the Suite 220 Effective Date.

3.2                               Suite 220. The effective date of Tenant’s lease of Suite 220 shall be the first Monday after Landlord substantially completes the Emplacements contemplated tinder Exhibit B attached hereto and made a part hereof (the “Suite 220 Effective Date”), and the term of

Tenant’s lease of Suite 220 shall end unless sooner terminated as otherwise provided herein, at midnight on the last calendar day of the calendar month which occurs seven (7) years after the Suite 220. Effective Date (the “Suite 220 Term”). The anticipated Suite 220 Effective Date is June 15, 2003. Landlord and Tenant shall promptly execute an amendment to this Lease substantially in the form attached hereto as Exhibit C (the “Fourth Amendment”), confirming the revised Usable Area of Suite 220 per Paragraph 2.5 above, and confirming (i) the finalized Suite 220 Effective Date, (ii) the Suite 220 Term, and (iii) the actual dates upon which the changes in the monthly Base Rent payable for Suite 220 specified in Paragraph 5.2 below shall occur.

4.                                      Tenant Improvements for Suite 220.

4.1                               Tenant agrees to relocate Tenant’s furniture, fixtures, equipment and personal property from Suite 220 (i.e., the Construction Area), to accommodate Landlord’s construction of a demising wall separating the Suite 200 Portion from Suite 220 and Landlord’s construction of certain other improvements in Suite 220, pursuant to Exhibit B attached hereto and made a part hereof.

4.2                               For purposes of establishing the Suite 220 Effective Date, substantial completion shall be defined as that point in the construction process when (i) all of the structural, mechanical, plumbing and electrical work specified herein has been performed; (ii) the paint, carpet, hard flooring materials, base moldings, and millwork, if any, have been installed, and a majority of the other finish work specified in Tenant’s plans has been completed in such a manner that Tenant could. If it look possession of Suite 220, enjoy beneficial occupancy thereof, and (iii) a certificate of occupancy for Suite 220 has been issued by the governmental agency having authority therefore;

Tenant’s taking possession of Suite 220 and commencing Tenant’s normal business operations in Suite 220 shall be deemed conclusive evidence that, as of the Suite 220 Effective Date:

(a)                                 Landlord has substantially completed the Improvements contemplated hereunder, except for any minor punchlist items to be completed and items specified under Paragraph 7 of Exhibit B; and

(b)                                Suite 220 is its good order and repair except for any items identified pursuant to Paragraph 7 of Exhibit B.

4.3                               Provided that Tenant does not delay Landlord’s completion of the improvements (as such terms are defined in Exhibit B). Tenant may enter Suite 220 up to three (3) weeks prior to the anticipated Suite 220 Effective Date, solely for the purpose of installing Tenant’s furniture, fixtures and equipment, computer and telephone cabling. Said early entry shall be subject to Tenant complying with alt of the provisions and covenants contained herein, except that Tenant shall not be obligated to pay the Base Rent or Additional Rent that Tenant is required to pay hereunder for Suite 220 until the Suite 220 Effective Date. If Tenant’s early entry does so delay completion of the Improvements, then the Suite 220 Effective Date shall be deemed to be the date that the Improvements would have been substantially completed had no such delay occurred.

4.4                               If for any reason (including Landlord’s inability to complete the improvements hereunder[, Landlord is unable to substantially complete the Improvements to Suite 220 prior to the anticipated Suite 220 Effective Date (except to the extent of Tenant delays as defined in Exhibit B), the provisions of this Third Amendment shall not be void or voidable, nor shall Landlord he liable to Tenant for any damage resulting from Landlord’s inability to substantially complete the Improvements. However, Tenant shall not be obligated to pay the Base Rent or Additional Rent that Tenant is required to pay pursuant to Paragraph 5 below until the Suite 220 Effective Date . Except for such delay in the commencement of Rent, Landlord’s failure to give possession on the anticipated Suite 220 Effective Date shall in no way affect Tenant’s obligations hereunder,

If for any reason, (except to the extent of Tenant delays as defined in Exhibit B), Landlord is unable to deliver possession of Suite 220 within one hundred and twenty (120) days after the Construction Surrender Date (the “Outside Date”), the provisions of this Third Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to tender possession of Suite 220; provided however, (i) Tenant may continue to occupy the Suite 200 Portion, after the Outside Date, and (ii) Tenant’s Base Rent and Additional Rent that Tenant is required to pay hereunder for the Suite 200 Portion alter the Outside Date, shall be the agreed upon sum of $39.600 per month until Landlord’s substantial completion of the Improvements in Suite 220. Except for such reduction in the Base Rent for the Suite 200 Portion as set forth above, Landlord’s failure to substantially complete the Improvements in Suite 220 prior to the Outside Date shall in no way affect Tenant’s obligations hereunder.

lf, due to “Force Majeure” (as defined in Lease Section 27.04), Landlord is unable to tender possession of Suite 220 within one hundred fifty (150) days after the anticipated Suite 220 Effective Date, then this Third Amendment, and the rights and obligations of Landlord and Tenant hereunder, shall be deemed null and void upon ten (10) days written notice to either party, without further liability by either party to the other, and without further documentation being required.

5.                                      Revision to Base Rent.

5.1                               The Suite 200 Portion.

Commencing on the Construction Area Surrender Date and continuing until the Suite 220 Effective Date, the Base Rent payable by Tenant for the Suite 200 Portion shall he $54,540.00 per month.

5.2                               Suite 220.  Subject to adjustment pursuant to Paragraph 2.5 above:

(a)                                 commencing on the Suite 220 Effective Date and continuing through the last calendar day of the twelfth (I2”) month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall be $39,600 per month;

(b)                                commencing the first calendar day of the thirteenth (13th) calendar month of the Suite 220 Term, and continuing through the last calendar day of the twenty-fourth (24th) calendar month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from 539,600.00 per month to $40,788.00 per month;

(c)                                 commencing the first calendar day of the twenty-fifth (25th) calendar month of the Suite 220 Term, and continuing through the last calendar day of the thirty-

sixth (36’) calendar month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from $40,788.00 per month to $42,011,64 per month;

(d)                                commencing the first calendar day of the thirty-seventh (37’h) calendar month of the Suite 220 Term, and continuing through the last calendar day of the Forty-eighth (48th) calendar month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from $42,011.64 per month to $43,271.99 per month;

(e)                                 commencing the first calendar day of the forty-ninth (4915) calendar month of the Suite 220 Term, and continuing through the last calendar day of the sixtieth (6001) calendar month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from 543.271.99 per month to $44,570.13 per month;

(f)                                   commencing the first calendar day of the sixty-first (61’ ) calendar month of the Suite 220 Term. and continuing through the last calendar day of the seventy-second (72nd) calendar month of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from 544,570.15 per month to $45,907.25 per month; and

(g)                                commencing the first calendar day of the seventy-third (73rd) calendar month of the Suite 220 Term, and continuing throughout the remainder of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from 545,907.25 per month to 547,284.47 per month. Landlord and Tenant shall, in the Fourth Amendment, confirm the actual dates upon which the changes in Base Rent specified above shall occur.

5.3                               Suite 220 Rent Abatement.

Notwithstanding anything to the contrary in the Lease, Tenant shall be entitled to a rent abatement for Suite 220 of fifty percent(50%) of the monthly Base Rent due for the second (2’ 1, third (3’1), thirteenth (13th) and fourteenth (14”) months of the Suite 220 Term Except as otherwise stated, the entire monthly Base Rent for Suite 220 shall he due and payable, in advance, pursuant to Paragraph 5.2 above.

6.                                      Base Year.

6.1                               Suite 200 Portion. Effective as of the Construction Area Surrender Date, the Base Year, with respect to the Suite 200 Portion shall be changed to calendar year 2003.

6.2                               Suite 220. Effective as of the Suite 220 Effective Date, the Base Year, with respect the Suite 220 shall be changed to calendar year 2003.

7.                                      Tenant’s Percentage Share. Subject to adjustment pursuant to Paragraph 2.3 above, as of the Suite 220 Effective Date, Tenant’s Percentage Share for Suite 220 shall be approximately three point six- nine percent (3.69%).

8.                                      Parking.  As of the Suite 220 Effective Date and throughout the Suite 220 Term, and Tenant shall have the obligation to purchase and assign to its employees twenty-nine (29) unreserved parking permits, and two (2) reserved parking permits for a total of thirty-one (31) permits

(“Tenant’s Parking Allotment”); provided further that throughout the Suite 220 Tern, Tenant shall be entitled to obtain one (1) unreserved parking permit and two (2) reserved parking permits out of “tenant’s Parking Allotment at no charge. Except as otherwise permitted by Landlord’s management tiger!! in its reasonable discretion, and based on the availability thereof, in no event shall Tenant he entitled to purchase more than Tenant’s Parking Allotment. If additional parking permits are available on a month-to-month basis, which determination shall be in the sole discretion of Landlord’s parking agent, Tenant shall be permitted to purchase one or more of said permits on a first-come, first-served basis,

The initial rates to be paid by Tenant for such permits shall he: S120.0(1 per single unreserved permit, per month for garage parking levels “P3” and “P4”; 5140.00 per single reserved permit, per month for garage parking level “P2”; $175.00 per single reserved permit. per month for garage parking level “Pl”; $175.00 per VIP Valet permit, per month; and $220.00 per single reserved permit, per month for garage parking level “PI”.

Said parking permits shall allow Tenant to park in the Building parking facility at the prevailing monthly parking rate then in effect, which rate may be thereafter changed from time to time, in Landlord’s sole discretion. Landlord shall retain reasonable discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing, Such rate(s) or charges may be changed by Landlord from time to time in Landlord’s sole discretion, and shall include, without limitation, one and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant’s agents, clients, contractors. directors, employees. invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regulations adopted by Landlord, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord’s sole discretion.

9.                                      Security Deposit. Concurrent with Tenant’s execution and tendering of this Third Amendment Landlord, Tenant shall deposit the sum of $47,284.47 (the “Security Deposit”), which amount Tenant shall thereafter at all times maintain on deposit with Landlord as security for Tenant’s full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Base Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of stud covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of notice and the opportunity to cure, then, Landlord may:

(a)                                  apply as much of the Security Deposit as may he necessary to cure Tenant’s non-payment of the Base Rent, Additional Rent and/or other sums or damages due from Tenant: and/or:

(b)                                 if Tenant is in default of any of the covenants or agreements of this Lease; apply so much of the Security Deposit as may be necessary to reimburse all expenses incurred by Landlord in curing such default; or

(c)                                  if the Security Deposit is insufficient to pay the sums specified in Paragraph 9 (a) or {h), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of Article 15 herein.

If, as a result of Landlord’s application of any portion or all of the Security Deposit. the amount held by Landlord declines to less than $47,284.47, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove Tenant’s failure to deposit said amount shall constitute a material breach of this Lease.

At the expiration or earlier termination of this Lease, Landlord shall deduct from the Security Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant’s default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest. all or such part of the Security Deposit as then remains on deposit with Landlord.

10.                               Modification to Definitions.

10.1                        Business Hours. As of the Suite 220 Effective Date, Section 1.1 1 shall be deleted and the following inserted in place thereof

“The term ‘Business Hours’ shall mean 8:00 A.M. to 6;00 P.M., Monday through Friday, and 9:00 A.M. to 1-.00 P.M. on Saturday, any one or more Holiday(s) excepted. ‘Holidays’ are defined as any federally-recognized holiday and any other holiday specified herein, which are: New Years Day, Presidents’ Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a ‘Holiday’).”

10.2                        Landlord’s Address for Notices. As of the full execution of this Third Amendment, Section 1.12 of the Lease shall be deleted and the following inserted in place thereof:

“The term Landlord’s Address for Notices shall mean:

BRIGHTON ENTPEPRISES, LLC,
c/o Douglas, Emmett and Company
Director of Property Management
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401”

11.                               Modification to Article 7 (Utilities and Services).

11.1                        Access.  As of the Suite 220 Effective Date, Section 7.01 (F) is inserted into the Lease as follows:

“Subject to Force Majeure, Landlord shall provide Tenant with (i) access to and use of the parking facilities for persons holding valid parking permits, and (ii) access to and use of the elevators and Premises, twenty-four (24) hours per day, seven days per week”

11.2                        Security.  As of the Suite 220 Effective Date, Section 7.01 (G) is inserted into the Lease as follows:

“Tenant acknowledges that Landlord currently provides uniformed guard service to the Building on twenty-four (24) hours per day, seven (7) days per week basis, solely for the purposes of providing surveillance of, information and directional assistance to persons catering the Building.

Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant’s property or person or the property or persons of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that, except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any mariner whatsoever arising out of the failure of Landlord’s guard service to secure any person or property from harm,

Tenant agrees and acknowledges that Landlord, in Landlord’s reasonable discretion, shall have the option, but not the obligation to add, decrease, revise the hours or and/or change the level of services being provided by any guard company serving the Building. so long as the level of services so provided remains consistent with the level of services provided by landlords of comparable office projects in the Beverly Hills office markets. Tenant flintier agrees that Tenant shall not engage or hire any outside guard or security company without Landlord’s prior written consent, which shall be in Landlord’s sole discretion:.

12.                               Option to Extend the Suite 220 Term.

12.1                        Option to Extend Term. Provided Tenant is not in material default after the expiration of notice and the opportunity to cure on the date or at any time during the remainder of the Suite 220 Term after Tenant gives notice to Landlord of Tenant’s intent to exercise its rights pursuant to this Paragraph 12, Tenant is given the option to extend the term for an additional Five (5) year period (the “Second Extended Term’), commencing the next calendar day alter the expiration of the Suite 220 Term (the “Option”). The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

Tenant’s exercise of this Option is contingent upon Tenant giving written notice to Landlord (the “Option Notice”) of Tenant’s election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, no more than twelve (12) and no less than nine (9) months prior to the Termination Date.

12.2                        Basic Monthly Rent Payable. The Basic Rent payable by Tenant during the Second Extended Term (“Option Rent”) shall be equal to the Fair Market Value of the Premises as of the commencement date of the Second Extended Term. The term “Fair Marker Value” shall be defined as the effective rent reasonably achievable by Landlord, and shall include but not he limited to, all economic benefits obtainable by Landlord, such as Basic

Monthly Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all other monetary or non-monetary consideration that may be given in the market place to a non-renewal tenant, as is chargeable for a similar use of comparable space in the Beverly Hills area of the Premises. Said computation specifically be based on the Premises in its “as-is” condition,

Landlord and Tenant shall have thirty (30) days (the -Negotiation Period”) after Landlord receives the Option Notice in which to agree on the Fair Market Value. if Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall immediately execute an amendment to the Lease extending the Suite 220 Term and stating the Fair Market Value,

12.3                        Appraisers to Set Fixed Rent. If Landlord and Tenant are unable to agree on the lair Market Value during the Negotiation Period, then:

(a)                                 Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Premises are located, and shall provide written notice to the other party of the identity and address of the appraiser so appointed. Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Negotiation Period.

(b)                                Within thirty (30) days of having been appointed to do so (the “Appraisal Period”), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Second Extended Term, in setting the Fair Market Value, the appraisers shall solely consider the use of the Premises for general office purposes.

12.4                        Failure by Appraisers to Set Fair Market Value. If the two (2) appointed appraisers arc unable to agree on the Fair Market Value within ten (10) days slier expiration of the Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity for either Landlord or Tenant. Landlord and Tenant shall each bear one half of the costs of the third appraiser’s fee.

Within thirty (30) days after the selection of the third appraiser (the “Second Appraisal Period”) the Fair Market Value for the Second Extended Term shall be set by it majority of the appraisers now appointed.

If a majority of the appraisers are unable to set the Fair Market Value within the Second Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Second Extended Tenn.

However, if the low appraisal or high appraisal vanes by more than ten percent 110%) from the middle appraisal, then one (1) or both shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall be the Fair Market Value. If both the low and high appraisal are disregarded, the middle appraisal shall be the Fair Market Value for the Premises during the Second Extended Term. The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and

Landlord and Tenant shall immediately execute an amendment to the Lease, extending the Term and revising the Basic Monthly Rent payable pursuant to the Fair Market Value so established.

Landlord or Tenant’s failure to execute such amendment establishing the Fair Market Value within fifteen (i5) days after the other party’s request therefor shall constitute a material default under the Lease, and if Tenant is the party failing to so execute, this Option shall become null and void and of no further force or effect.

12.5                        No Right of Reinstatement or Further Extension.  Once Tenant has either failed to exercise its rights to extend the term pursuant to this Paragraph 12 or failed to execute the amendment called for hereunder, it shall have no right of reinstatement of its Option to Extend the Suite 220 Term, nor shall Tenant have any right to a further extension of the Suite 220 Term beyond the period stated in Paragraph 12.1 hereinabove.

12.6                        No Assignment of Option.  This Option is personal to the original Tenant signing the Lease, and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an unaffiliated entity and/or subleases inure than forty-nine percent (40%) of the total Rentable Area of the Premises.

13.                               Right of First Offer.

(a)                                  Subject to any pm-existing rights of first offer and/or refusal which Landlord or Landlord’s predecessors may have granted other tenants in the Building at the time this Lease is executed: None; and

(b)                                 Upon Landlord’s receipt of written notification (“Tenant’s Expansion Notice”) from Milani that Tenant desires additional space contiguous to Suite 220 in the Building on the second floor; and

(c)                                  Provided Tenant is not in material uncured default after the expiration of lime and the opportunity to cure as of the date or any time after Tenant tenders to Landlord Tenant’s Expansion Notice; and

(d)                                 At least eighteen (18) months remain before expiration of the Term of this Lease, or Tenant willing to enter into an extension of the Term for a minimum of eighteen (.18) additional months or tenant is willing to exercise its five (5) year renewal option (if during the initial term);

then, Landlord grants Tenant a one-time right of first offer to lease any space contiguous to Suite 220 on the second floor of the Building (the “Expansion Premises”) that is vacated and thereafter becomes available for rent following Tenant’s Expansion Notice during the Suite 220 Term of this Lease, including any extension thereof, as follows:

If any space within the Expansion Premises becomes available for lease at any time during the Suite 220 Term, of this Lease or the Second Extended Term, if any, Landlord shall give written notice thereof (the “Offer Notice”) to Tenant, specifying the terms and conditions upon which Landlord is willing to lease that portion of the Expansion Premises then available.

13.2                        Tenant’s Acceptance.  Tenant shall have ten (10) business days after receipt of the Offer Notice from Landlord to advise Landlord of Tenant’s election (the -Acceptance”) to lease the Expansion Premises on the same terms and conditions as Landlord has specified in its Offer Notice, except that the termination date of the Lease with respect to the Expansion Premises shall coincide with the termination date of this Lease with respect to Suite 220, subject to Section 13 (d) above. If the Acceptance is so given, then within ten (10) business days thereafter, Landlord and Tenant shall sign an amendment to this Lease, adding the Expansion Premises to the Premises and incorporating all of the terms and conditions originally contained in Landlord’s Offer Notice.

13.3                        Failure to Accept Extinguishes Rights.  If Tenant does not tender the Acceptance of Landlord’s Offer Notice, or if Landlord and Tenant fail to execute the amendment to Lease called for above within the time period specified, then Landlord may lease such portion of the Expansion Premises as is than available to any third party it chooses without liability to Tenant on terms and conditions reasonably similar to those specified in Landlord’s Offer Notice, and Tenant’s option to expand into that portion of the Expansion Premises not accepted by Tenant shall be null and void thereafter.

13.4                        Reinstatement of Right of First Offer.  If Landlord then enters into a lease for the all or a portion of the Expansion Premises with a third party tenant, which lease terminates during the Suite 220 Term or the Second Extended Term, if any, of this Lease, after expiration or earlier termination of said third party lease, this right of first offer, as set forth herein, shall re-apply.

13.5                        No Assignment of Right.  This right is personal to the original Tenant signing the Lease and its Affiliates (as defined to Lease Article 14, Section 14.01), and shall he null, void and of no further force or effect as of the date that Tenant assigns the Lease to an unaffiliated entity and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises.

14.                               Signage.  As of the full execution of this Third Amendment, Article 27, Section 27_20 is hereby added to the Lease as follows:

“27.20 Signage. Tenant may not install, inscribe, paint or affix any awning, shade, sign advertisement or notice on or to any part of the outside or inside of the Building (other than “building standard” signage identifying Tenant on the wall adjacent to Tenant’s entry doors for Suite 220), or in any portion of the Premises visible to the outside of the Building or common areas without Landlord’s prior written consent, which shall not he unreasonably withheld, conditioned or delayed.

All “building standard” signage installed on behalf of Tenant in connection with Landlord’s construction of the Improvements for Suite 220 (the “Suite 220 Signage”) shall be installed by Landlord, at Landlord’s sole expense, provided however, all signage other than the Suite 220 Signage, and all directory listings installed on behalf of Tenant whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord. at Tenant’s sole expense.

Tenant’s identification on or in any common area of the Building shall be limited to Tenant’s name and suite designation, and in no event shall Tenant be entitled to the installation of Tenant’s logo in any portion of the Building or common areas. Furthermore, the size, style, and placement of letters to he used in any of Tenant’s signage shall be determined by Landlord, in Landlord’s sole discretion, in full conformance with previously-established signage program for the Building.

Except as specified herein below, Tenant shall only be entitled to one (1) listing on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant’s business Emilie and suite designation. Tenant shall also be entitled to a maximum of twelve (12) additional listings on said Building and/or parking directory, which listings shall be limited solely to Tenant’s officers, employees, subsidiaries, affiliates and/or sublessees. if any. All of said listings shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, Tenant shall be entitled to up to eight (8) additional listings on the Building and/or parking directory, subject to availability::

15.                               Acceptance of Premises.  Tenant acknowledges that it has been in possession of Suits 200 for over fifteen (15) years and Suite GL-15A/GL-9 for over three (3) years. Tenant has made its awn inspection of and inquiries regarding Suite 220, which are already improved. Therefore, except for the Improvements to Suite 220 pursuant to Exhibit B attached hereto and incorporated herein. Tenant accepts Suite 220 in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition. suitability or usability of Suite 220 or the Building for the purposes intended by Tenant.

16.                               Subordination, Attornment and Non Disturbance Agreement.  Concurrent with Tenant’s execution of this Third Amendment, Tenant shall deliver three (3) executed originals of the Subordination, Attornment and Non Disturbance Agreement in the same form as the form attached hereto and incorporated herein as Exhibit C. Landlord agrees to use commercially reasonable efforts to obtain and deliver to Tenant, within one hundred and twenty days (120) days after the martial execution and delivery of this Third Amendment (“SNDA Outside Date”), a Nan-Disturbance Agreement in the form attached hereto as Exhibit C (the “SNDA”) from the “Leasehold Mortgagee” and the “Ground Lessor” as parties are defined in the SNDA. if Landlord does not provide Tenant with the SNDA prior to the expiration of the SNDA Outside Date, then Tenant shall have the right. exercisable at any time thereafter, to give thirty (30) days’ written notice to Landlord nullifying this Third Amendment. If Landlord does not provide Tenant with the SNDA within said thirty (30) day time period, then this Third Amendment shall be deemed null ad void; provided however, it’ Landlord provides Tenant with the SNDA within said thirty (30) day period, then the terms of this Third Amendment shall continue in full force and effect.

17.                               Deleted Provisions.  The following provisions are hereby deleted and have no further force or effect: Rider One (Parking Commitment) and Rider Two (Renewal Option).

18.                               Warranty of Authority.  If Landlord or ‘remit silos as a corporation, or a limited liability company or a partnership, each of the persons executing this Third Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this ‘Third Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted,

and the other party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Third Amendment.

19.                               Broker Representation.  Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Third Amendment other than Douglas, Emmett and Company and Kennedy-Wilson Properties, Ltd. Landlord and Tenant shall hold one another harmless front and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this -I bird Amendment.

20.                               Confidentiality.  Landlord and Tenant agree that the covenants and provisions of this Third Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

21.                               Disclosure.  Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

22.                               Governing Law.  The provisions of this Third Amendment shall be governed by the laws of the State of California.

23.                               Reaffirmation.  Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

24.                               Submission of Document.  No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, as contemplated under this Third Amendment, until both Landlord and Tenant have executed and delivered this Third Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Third Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC		KENNEDY-WILSON, INC.
a California limited liability company		a Delaware corporation

By:	DOUGLAS EMMETT AND COMPANY,
a California corporation,
its agent

By:	/s/ Michael J. Means	By:	/s/ unknown
	Michael J. Means, Vice President	Name:
Its:

Dated :		Dated :

EXHIBIT A-1

PREMISES PLAN

SUITE 200 PORTION AND SUITE 220 at 9601 Wilshire Boulevard, Beverly Hills, California
90210

Suite 220 Rentable Area: approximately 12,000 square feet

Suite 220 Usable Area: approximately 9,774 square feet

(Suite 220 to be remeasured pursuant to the provisions of Paragraph 2.5 of the Third
Amendment)

A-1

EXHIBIT B

IMPROVEMENT CONSTRUCTION AGREEMENT

CONSTRUCTION TO BE PERFORMED BY LANDLORD win AN ALLOWANCE

Section 1.              Completion of Improvements.  Tenant shall obtain one (1) reasonable commercial and competitive bid for the construction of the Improvements from one (l) licensed general contractor, and Landlord shall obtain a total of two (2) reasonable commercial and competitive bids for the construction of the Improvements from (i) P.L.E. Builders, Inc. (“PLE”), and (ii) one (I) other licensed general contractor (collectively the “Bids”). Landlord and Tenant shall review all three (3) of the Bids and select the contractor (“Contractor”), with the lowest Bid, provided, however, if PLE did not provide the lowest Bid, Landlord and Tenant agree to select PLE as the Contractor if PLE agrees to perform the Improvements pursuant to the lowest of the three (3) Bids. The Contractor shall furnish and install within Suite 220 those items of general construction, shown on the final Plans and Specifications approved by Landlord and Tenant pursuant to the Schedule of Approvals below, in compliance with all applicable codes and regulations, and complete any construction required in the common areas of the Building when such construction is required by or arises out of completion of the Improvements (collectively the “improvements”); provided, however, if a contractor other than P.L.E. Builders. Inc., is selected to construct the Improvements, then such other contractor shall be required to use the Building’s subcontractors for all mechanical, electrical, and engineering work.

The definition of Improvements shall include all coals associated with completing the Tenant Improvements, including but not limited to, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees and permit costs, and document development and/or reproduction.

Tenant acknowledges and agrees that any change in the scope of work or details of construction after Tenant’s sign off of the finalized working drawings shall constitute a “Tenant Change,” the costs of which Tenant shall pay pursuant to the provisions of Subsection 2 (d) herein below.

Section 2.              Landlord’s Allowance.

(a)                                  Tenant shall bear all costs of construction of the Improvements in excess of the ‘Allowance” (as hereinafter defined), and shall deposit such excess costs with Landlord pursuant to the provisions of Subsection 2 (d) herein below. Landlord shall have no obligation whatsoever to commence construction of the Improvements until such time as Tenant has deposited the excess costs of construction, and Tenant’s failure to make such deposit timely. as required, shall be assessed against Tenant as a Tenant delay, pursuant to the provisions contained in Subsection 2 (e) below.

(b)                                  Landlord shall contribute a maximum sum of $33,00 per square foot of Rentable Area contained in Suite 220 (the “Allowance”) which may solely be applied towards completion of the improvements, and which Landlord shall pay directly to Contractor for Tenant’s account or reimburse Tenant as appropriate.

(c)                                  Prior to commencing construction of the Improvements, Landlord shall submit to Tenant a written statement showing the total anticipated cost of the improvements, which statement shall include Contractor’s overhead and profit, and an estimate of all fees. It is expressly understood and tweed that Tenant shall not be required to pay any administration fee to Landlord in connection with the improvements. Notwithstanding the foregoing any unused portion of the Allowance, which remains after the completion at’ the Improvements shall be held on account for the benefit of Tenant for future Improvements to Suite 220 completed within the first two (2) years of the Suite 22)) Term.

Tenant’s failure to give written approval of such statement within ten (10) working days after submission thereof shall be conclusively deemed a disapproval of such amen-lent, and Contractor shall not commence the Improvements. Any delay of Tenant, after the expiration of ten (to) working days from receipt of Landlord’s statement, to provide Landlord with a revised scope of work and written approval of a revised cost statement therefor shall be considered a Tenant delay, assessable against Tenant pursuant to the provisions of Subsection 2 (e) herein below.

(d)                                  Tenant agrees to pay Landlord within ten (10) working days after receipt of Landlord’s billing for the estimated cost of all the Improvements in excess of the Allowance and for the actual costs of any Tenant Change. Tenant’s failure to make such payment timely, as specified herein, shall release Landlord from any obligation to commence or continue construction of the Improvements, and each of Tenant’s continued failure to make payment shall be treated as a Tenant delay, assessable against Tenant pursuant to the provisions of Subsection 2 (e) herein below.

Tenant hereby authorizes Landlord to pay Contractor interim payments from the funds so deposited towards completion of the Improvements, except that Landlord shall retain the suns of ten percent (10%) of the total cost of Improvements. as revised by Tenant Changes, if any. until such time as:

(i)                                    Tenant has advised Landlord of its approval of completion of the Improvements, which approval shall not be unreasonably withheld, conditioned or delayed; or

(ii)                                Contractor has provided reasonable documentation that the Improvements, pursuant to the original scope of work, have been reasonably completed.

Within thirty (30) business days after Contractor has reasonably completed the Improvements, Landlord shall provide Tenant with a final statement, indicating any difference between the estimated cost of the Improvements, the final cost of the Improvements; any initial or interim payments made by Tenant towards completion thereof; the amount of Allowance contributed and the balance owing from or to Tenant. Any balance owed to Tenant shall he returned with such statement, and any shortfall due Landlord shall be paid within five (5) days after Tenant’s receipt of Landlord’s billing.

(e)                                  Any delay caused by Tenant shall be a material breach of this Lease, and in addition to any other remedies available to Landlord hereunder, the Suite 220 Effective Date set forth in Paragraph 3 of this Third Amendment shall be accelerated on a day-for-day basis for each day of Tenant delay. As used in this Exhibit B, Tenant delay shall also include any delay in the substantial completion of Suite 220 as a result of Tenant’s failure to timely furnish or approve any item required to be furnished or approved by Tenant; a default by Tenant of the terms of this Exhibit B or the Lease: Tenant’s request for changes in the final Plans and Specifications after Tenant’s approval thereof Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time (if after Tenant has been notified by Landlord of the unavailability of said item and Tenant selects an alternate item within three (3) business days of said notification from

Landlord); or any other acts or omissions of Tenant, or its agents or employees which cause a delay in the substantial completion of Suite 2.20.

(f)                                    Landlord and Tenant agree that if the Improvements are actually constructed by Contractor at a cost which is less than the Allowance, there shall be no monetary adjustment between Landlord and Tenant and the cost savings shall accrue to the benefit of Landlord, subject to Paragraph 2 (b) above.

Section 3.              Plans and Specifications.  Tenant shall, through Landlord’s architect or space planner, provide such information and directions as are necessary to complete the architectural and engineering Plans and Specifications required for the construction of the Improvements. Tenant shall provide instructions to Landlord’s architect or space planner so as to meet the Schedule of Approvals set forth in Section 5 below. Notwithstanding Tenant’s obligation to provide instructions to Landlord’s architect or space planner, all Plaits and Specifications referred to herein are subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 4.              Completion of Work Not included as Improvements.  Any work not shown in the final construction Plans and Specifications, including but not limited to telephone service, furnishings, installation of Tenant’s trade fixtures or cabinetry (collectively “Tenant Work”), shall be separately contracted and paid for by Tenant. Tenant shall obtain Landlord’s written approval of Tenant’s suppliers and contractors prior to commencement of any Tenant Work.

Landlord shall give reasonable access to Tenant’s suppliers and contractors so as to achieve timely completion of any Tenant Work. Notwithstanding Landlord’s obligation to provide such access, completion of all Tenant Work shall be subject to Landlord’s supervision, policies and procedures, and shall be scheduled with Contractor and completed in such as manner as to not unreasonably hinder or delay completion of the Improvements.

Section 5.              Schedule of Approvals.  Subject to Force Majeure, Tenant shall comply with the following Schedule of Approvals:

Event	Time

Deadline by which Tenant shall have met with Landlord’s space planner.	On or before November 15, 2002

Deadline for space plan approval.	On or before December 29, 2002

Deadline for notifying Landlord of Tenant’s selection of finishes and materials.	On or before January 15, 2003

Deadline for Tenant’s approval of final Plans, Specifications and working drawings	On or before February 5, 2003

Deadline for Tenant’s approval of Landlord’s cost estimate of improvements.	On or before February 19, 2003

Section 6.              Construction Insurance Requirements.  Contractor, at the its sole expense, shall obtain and maintain public Liability and workmen’s compensation insurance adequate to protect Tenant and Landlord from and against any and all liability for death or injury to persons or damage to property caused in or about Suite 220 by reason of completion of the improvements.

Tenant shall, at Tenant’s sole expense, either obtain and maintain public liability and workmen’s compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about Suite 220 by reason completion of any Tenant Work, or shall cause Tenant’s contractors or subcontractors to provide such insurance.

Section 7.              Completion of Punch List.  Prior to Tenant taking possession of Suite 220, a representative of each of Landlord and Tenant shall conduct a joint inspection of Suite 220 for the purpose of developing a’ punch list” of Improvement items, if any, that require repair or correction by Landlord. Provided that said items were included within the original plans, Landlord shall cause Contractor shall diligently proceed to correct those items within thirty (30) days of receipt of Tenant’s list. Tenant’s failure or refusal to participate in such inspection in a timely manner (provided Tenant has received reasonable notice of the readiness of Suite 220 for such inspection), shall constitute Tenant’s waiver of its rights pursuant to this Section 7.

Section 8.              Construction Warranties. Landlord agrees that, subject to Tenants performance hereunder, Landlord shall complete the Improvements, and shall correct any construction defects about which Tenant notifies Landlord in writing within one (1) year following the Suite 220 Effective Date. Tenant’s right to repair of any defect shall be extended for such longer period as may be covered by warranties provided by Contractor or subcontractor(s)..

Section 9.              Parking and Building Access.  During Business Hours of the Building, the Contractor and sub-contractors shall receive free parking in the Building, provided that the Contractor and subcontractors are then performing construction of the Improvements in Suite 220 per this Exhibit B and that the Contractor and sub-contractors park in areas designated by Landlord. Pursuant to the Building’s Rules and Regulations. Tenant’s contractors shall be accommodated access to the Building’s loading docks and utilities during Tenant’s move into the Building.

Section 10.            Move-In. Landlord at Landlord’s sole cost and expense shall thoroughly clean Suite 220 prior to delivery of possession of Suite 220 to Tenant.

Section 11.            Transportation of Freight.  Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in accordance with Paragraph 13 of the Rules and Regulations, attached and incorporated into the Lease as Exhibit C. Landlord agrees that Tenant shall be entitled to use the freight elevator at no charge, provided that Tenant uses the same during the periods proscribed by Landlord, which currently are as follows: before 9:00 a.m. and after 2:00 p.m., Mondays through Fridays (except after 5:00 p.m. for major items e.g. drywall); and on the weekends (Saturday and Sunday).

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC		KENNEDY-WILSON, INC.
a California limited liability company		a Delaware corporation

By:	DOUGLAS EMMETT AND COMPANY,
a California corporation,
its agent

By:	/s/ Michael J. Means	By:	/s/ unknown
	Michael J. Means, Vice President	Name:
Its:

Dated :		Dated :

EXHIBIT B-2

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease (the “Fourth Amendment”), dated December 20, 2002, is made by and between BRIGHTON ENTERPRISES, LLC, a California limited liability company (‘Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and KENNEDY-WILSON, INC. a Delaware corporation(-’Tenant”), with offices at 9601 Wilshire Boulevard, Suites 200, and GL-15A/GL-9, Beverly Hills, California 90210.

WHEREAS,

A.            Wilshire-Camden Associates, a California limited partnership (“Wilshire-Camden”).

Landlord’s predecessor-in-interest, pursuant to the provisions of that certain written Office Lease, dated August 19. 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999. and that certain Termination Agreement dated October 19, 1999, leased to Tenant, and Tenant leased from Wilshire- Camden space in the property located at 9601 Wilshire Boulevard, Beverly Hills, California 90210 (the “Building”), commonly known as Suites 200 (the entire second floor), and Suite GI.-15AiGL-9 (the “Original Premises”):

B.            Pursuant to that certain Third Amendment to Office Lease between Landlord and Tenant dated             , 2002 (the ‘Third Amendment” which document together with the documents described in Recital A above shall be collectively referred to as the “Lease”), Tenant tit shall temporarily return the Construction Area for Landlord to complete certain tenant improvements within the Construction Area, (ii) surrender Suite GL-15A/GL-9, (iii) continue to occupy the Suite 200 Portion until the substantial completion of the tenant improvements in the Construction Area, (iv) surrender the Suite 200 Portion upon the substantial completion of the tenant improvements within the Construction Area, and re-occupy of the Construction Area subsequently renamed as Suite 220;

C.            The provisions of the Third Amendment to Lease specify that the Suite 220 would be re- measured upon substantial completion of the Suite 220 Improvements, and that the Suite 220 Effective Date shall be the first Monday after the date Landlord substantially completes the Suite 220 improvements:

D.            The Improvements for Suite 220 were completed on;

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge. Landlord and Tenant agree:

1.             Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease, as amended shall hold the same meaning for the purposes of this Fourth Amendment.

2.             Confirmation of Usable Area of Suite 220. As of the Suite 220 Effective Date:

(i)            the revised Usable Area of Suite 220 is hereby confirmed to be              square feet;

B2-1

(ii)           Tenant’s Percentage Share of Property Taxes and Operating Expenses is hereby continued to be       percent (    %), derived by dividing the Usable Area of Suite 220 (approximately square feet) by the Usable Area of the Building (approximately 265,105 square feet); arid

(iii)          Tenant’s Parking Allotment shall be

3.             Confirmation of Suite 220 Effective Date and Suite 220 Term. The Suite 220 Effective Date is hereby confirmed to be and the Suite 220 Term is hereby confirmed from and including                            to and including                               .

4.             Revision in Monthly Base Rent.  Tenant acknowledges and agrees commencing on the Suite 220 Effective Date and continuing through        , the Base Rent payable by Tenant for Suite 220 shall be $          per month. Furthermore, as of the Suite 220 Effective Date, the provisions of Paragraph 5.2 of the Third Amendment are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

“5.2  Suite 220. (a)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(b) Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(c)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(d)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(e)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(f)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

(g)  Commencing on                     , and continuing through                   , the Base Rent payable by Tenant for Suite 220 shall increase from $                 per month to $                 per month.

5.             Acceptance of Suite 220. Tenant acknowledges and agrees that Landlord has completed the improvements for which Landlord was obligated under Exhibit B-1 to the Third Amendment to the Lease to Tenant’s satisfaction, and, as of the Suite 220 Effective Date, Suite 220 was in good .order and repair.

6.             Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Fourth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter

B2-2

into this Fourth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

7.             Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fourth Amendment other than Douglas, Emmett and Company and Kennedy-Wilson Properties, Ltd.. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Fourth Amendment

8.             Successors and Heirs. The provisions of this Fourth Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

9.             Confidentiality. Landlord and Tenant agree that the covenants and provisions of tins Fourth Amendment shall not be divulged to anyone not directly involved in the management, administration; ownership, lending against, or subleasing of the Expansion Space, other than Tenant’s or Landlords counsel-of-record or leasing or sub-leasing broker of record.

10.          Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a Financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

11.          Governing Law. The provisions of this Fourth Amendment shall be governed by the laws of the State of California.

12.          Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein. constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

13.          Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, as contemplated under this Fourth Amendment, until both Landlord and Tenant have executed and delivered this Fourth Amendment, whether or not an7- additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Fourth Amendment.

14.          Conflict. if ay conflict exists between the terms or provisions of the Lease and terms or provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall govern and control.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

B2-3

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC		KENNEDY-WILSON, INC.
a California limited liability company		a Delaware corporation

By:	DOUGLAS EMMETT AND COMPANY,
a California corporation,
its agent

By:	/s/ Michael J. Means	By:
	Michael J. Means, Vice President	Name:
Its:

Dated :		Dated :

B2-4

EXHIBIT C

FORM OF SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT

TRIANGLE LENDERS, LI.C,
a California limited liability company

DOUGLAS EMMETT REALTY FUND 2000,
a California limited partnership

AND

KENNEDY-WILSON, INC. A DELAWARE CORPORATION

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated: December 20, 2002

Location: 9601 Wilshire Boulevard,
Beverly Hills. California 90210

EXHIBIT C

SUBORDINATION. NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(Lease)

THIS AGREEMENT is made as of December 20. 2002 between TRIANGLE LENDERS, L.L.C., a California limited liability company, having an address at BM Wilshire Boulevard, Suite 200, Santa Monica, California 90401 (the “Leasehold Mortgagee”), DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership, having an address at 808 Wilshire Boulevard. Suite 200, Santa Monica, California 90401 (the “Ground Lessor”), and KENNEDY-WILSON. INC, a Delaware corporation, having an office at 9601 Wilshire Boulevard, Suites 200, and GL-ISA/GL-9. Beverly I tills, California 90210 (the “Tenant”);

WITNESSETH:

WHEREAS the Ground Lessor and Brighton Enterprises. LLC, it California limited liability company, successor-in-interest to Wilshire-Camden Associates, a California limited partnership (the “Ground Lessee”), are the current parties to that certain Amended and Restated Ground Lease (the “Ground Lease”), pursuant to which the Ground Lessee is leasing Certain land located in the County of Los Angeles, City of Beverly Hills and State of California, known as 9601 Wilshire Boulevard, as more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”) from the Ground Lessor,

WHEREAS the Leasehold Mortgagee is the present owner and holder of a certain deed of trust or deeds of trust (the “Leasehold Deed of Trust”) encumbering the Ground Lessee’s interest in the Ground Lease, as well as that certain office building together with the four-level subterranean parking garage located on the Land (the “Improvements”);

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the improvements under and pursuant to the provisions of a certain written Office Lease, dated August 19, 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999, that certain Termination Agreement dated October 19, 1999, and that certain Third Amendment to Office Lease dated December 20. 2002 with Ground Lessee, as landlord (collectively the “Lease”). and

WHEREAS the Tenant has agreed to subordinate the Lease to the Leasehold Deed of Trust and the Ground Lease, and to the lien of each of the same, and the Leasehold Mortgagee and the Ground Lessor have each agreed to grant non-disturbance to the Tenant tinder the Lease on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Leasehold Mortgagee, the Ground Lessor and the Tenant hereby covenant and agree as follows:

1              The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to (i) the Leasehold Deed of Trust and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby. with the same force and effect as if the Leasehold Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease, and (ii) the Ground Lease and all of the terms, covenants and provisions thereof and to any and all amendments, modifications, replacements and extensions thereof, and to any and all amounts required to be paid thereunder, with the same force and effect as if the Ground Lease had been executed, delivered and recorded prior To the execution and delivery of the. Lease.

2              The Leasehold Mortgagee and the Ground Lessor, respectively, agree that provided (i) the Tern shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall he in possession of the premises demised under the Lease, (iii) the Lease shall be in full force and effect. and (iv) the Tenant shall not be in material default beyond any notice and grace period under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder, the right of possession of Tenant and its rights and privileges to the teased premises shall not be terminated, affected or disturbed by (a) the Leasehold Mortgagee in the exercise of any of its rights under the Leasehold Deed of Trust and any sale of the Improvements pursuant to the exercise of any rights and remedies under the Leasehold Deed of Trust or otherwise shall be made subject to Tenant’s right of possession under the Lease, and (h) the Ground Lessor in the exercise of any of its rights under the Ground Lease and any termination of the Ground Lease pursuant to the exercise of any rights and remedies under the Ground Lease or otherwise shall be made subject to Tenant’s right of possession under the Lease. Further, the Leasehold Mortgagee and the Ground Lessor. respectively, agree not to join Tenant as a party defendant in any action or proceeding foreclosing the Leasehold Deed of Trust unless such joinder is necessary to foreclose the Leasehold Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease.

3              The Tenant agrees that (i) if the Leasehold Mortgagee or any successors in interest to the Leasehold Mortgagee shall become the owner of the Improvements and the leasehold interest in the Ground Lease by reason of the foreclosure of the Leasehold Deed of Trust or the acceptance or a deed or assignment in lieu of foreclosure or otherwise, or (ii) if the Ground Lease is terminated and Ground Lessor or any successors in interest to the Ground Lessor shall become the owner of the improvements. the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Leasehold Mortgagee and the Ground Lessor, as applicable, and the Tenant upon all of the terms, covenants and conditions set forth it the Lease and in that event the Tenant agrees to attorn to the Leasehold Mortgagee and the Ground Lessor, as applicable, and the Leasehold Mortgagee end the Ground Lessor, as applicable, agrees to accept such attornment, provided, however, that neither the Leasehold Mortgagee or the Ground Lessor, as applicable, shall be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined I pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant, (iii liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord. whether prior to or after such foreclosure, sale or termination, as applicable, (iii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, (iv) required to make any repairs to the Premises (as hereinafter defined in Paragraph l0 below) and/or to the premises demised wider the Lease as a result of fire or other casualty or by reason of condemnation except as provided under the Lease, (v) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but lied not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (vi) subject to tiny offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date (in which the Leasehold Mortgagee or the Ground Lessor, as applicable, or its respective successor in interest shall become the owner of the Premises, (vii) liable for any security deposit or other monies not actually received by the Leasehold Mortgagee or the Ground Lessor, as applicable.

4              The Tenant shall not, without the prior written consent of the Leasehold Mortgagee and the Ground Lessor (which consent shall not be unreasonably withheld) (i) enter into any agreement decreasing the amount of rent payable under the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, 0 ii voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof except as expressly permitted by the terms of the Lease; and any such amendment. modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Leasehold Mortgagee and the Ground Lessor shall not be binding on the Leasehold Mortgagee or the Ground Lessor, respectively.

5              INTENTIONALLY OMITTED.

6              Tenant agrees to give the Leasehold Mortgagee and the Ground Lessor a copy of any notice of default served upon the Landlord by Tenant, and agrees that, notwithstanding any provisions of the Lease to the contrary, no such notice of default shall be effective unless the Leasehold Mortgagee and the Ground Lessor shall have received a copy of said notice of the material default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within sixty (60) days after receipt of such copy of said notice to cure such material default or remedy such circumstance, or if such material default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such copy of said notice to commence and to thereafter diligently pursue any action necessary to cure such material default or remedy such circumstance, as the case may Iv Upon such time being allowed to cure such default expiring without cure, Tenant shall be entitled it) all of its rights and remedies under the Lease on account of Landlord’s default.

7              Anything herein or in the Lease to the contrary notwithstanding, in the event that the Leasehold Mortgagee or the Ground Lessor shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, neither the Leasehold Mortgagee nor the Ground Lessor, as applicable, shall have any obligation, nor incur any liability, beyond the then interest, if any, of the Leasehold Mortgagee or the Ground Lessor, as applicable, in the Premises and the Tenant shall look exclusively to such interest of the Leasehold Mortgagee or the Ground Lessor, as applicable, if any, in the Premises for the payment and discharge of any obligations imposed upon the Leasehold Mortgagee or the Ground Lessor, as applicable, hereunder or under the Lease and the leasehold Mortgagee and the Ground Lessor, as applicable, are hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Leasehold Mortgagee or the Ground Lessor, as applicable, the Tenant shall look solely to the estate or interest owned by the Leasehold Mortgagee or the Ground Lessor, as applicable, in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Leasehold Mortgagee or the Ground Lessor, as applicable.

8              Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service. or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Leasehold Mortgagee:

Triangle Lenders, LLC
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to the Ground Lessor:

Douglas Emmett Realty Fund 2000
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to the Tenant:

9601 Wilshire Boulevard, Suite 200
Beverly Hills. California 90210
Attention:

w/ copy to:

Kulik, Gottesman, & Mouton, LLP
13303 Ventura Boulevard, Suite 1400
Sherman Oaks, California 91403
Attention: Francisco Aparicio, Esq.

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set Forth: provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant, the Leasehold Mortgagee and/or the Ground Lessor. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

9              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10            The term “Leasehold Mortgagee” as used herein shall include the successors and assigns of the Leasehold Mortgagee and any person, party or entity which shall become the owner or the Premises by reason of a Foreclosure of the Leasehold Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Ground Lessor’ as used herein shall include the successors and assigns of the Ground Lessor and any person, party or entity which shall become the owner of the improvements by reason of a termination of the Ground Lease. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Premises” as used herein shall mean the Land, the improvements, any other improvements now or hereafter located on the Land and/or the estates therein encumbered by the Leasehold Deed of Trust and/or the Ground Lease.

11            This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

12            l2.      This Agreement shall be governed by and construed under the laws of the Slate in which the Premises are located.

13            This Agreement shall have no force and effect until all parties to the Agreement have executed and notarized the Agreement and fully executed originals have been delivered to all parties to the Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TRIANGLE LENDERS, LLC,
a California limited liability company

By:	Douglas Emmett Realty Advisors,
a California corporation,
Manager

By:
Name:
Title:
Dated:

DOUGLAS EMMETT REALTY FUND 2000,
a California limited partnership

By:	Douglas Emmett Realty Advisors,
a California corporation,
Manager

By:
Name:
Title:
Dated:

KENNEDY-WILSON, INC.,
a Delaware corporation

By:
Name:
Its:
Dated:

STATE OF )
) ss:

COUNTY OF )

On                            , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

STATE OF )
) ss:

COUNTY OF )

On                            , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

STATE OF )
) ss:

COUNTY OF )

On                            , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

EXHIBIT “A”

LEGAL DESCRIPTION

Lots 8, 9, I0, 11, 12, 13 and 14, in Block 18, of Beverly, in the City of Beverly Hills, County of Los Angeles, State of California, as per map recorded in Book 11, Pages 94 and 95 of Maps in the Office of the County Recorder of said County.